UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2005

Open Text Corporation

(Exact name of registrant as specified in its charter)

Ontario	0-27544	98-0154400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185, Columbia Street West, Waterloo, Ontario, Canada,	N2L5Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (519) 888-7111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 1, 2004, Open Text Corporation (the “Company”) had announced that its wholly-owned subsidiary, 2016091 Ontario Inc. (“2016091 Ontario”), entered into a domination and profit transfer agreement (the “Domination Agreement”) with IXOS Software AG (“IXOS”). On December 6, 2004 the Company filed a Report in Form 8-K to record the entry into a “material definitive agreement” and a copy of the Domination Agreement was attached as an Exhibit to this Report.

In the Report on Form 8-K, filed by the company on December 6, 2004, it was indicated that the Domination Agreement was subject to the approval of the shareholders of IXOS and would not be effective until such approval is received and the necessary registration under German laws is completed.

At a meeting of the shareholders of IXOS, that took place on January 14, 2005, the shareholders of IXOS accorded their approval to the Domination Agreement.

The Company will now commence the process of registration of the Agreement under applicable German laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 19, 2005	By:	/s/ Sheldon Polansky
Sheldon Polansky
VP, General Counsel and Secretary

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